Exhibit 99.1

Radius Health Reports Second Quarter 2014 Financial and Operating Results

•                  Management to host conference today at 8:30 am EDT

Waltham, Massachusetts - August 12, 2014: Radius Health, Inc. (“Radius”) (Nasdaq:RDUS), a science-driven biopharmaceutical company focused on developing novel differentiated therapeutics for patients with osteoporosis as well as other serious endocrine-mediated diseases, reported its financial results for the second quarter ended June 30, 2014, and provided recent corporate highlights.

“The second quarter of 2014 marked a significant milestone for the company with the completion of our initial public offering providing us with capital that we expect to be sufficient to complete the development of our lead  product candidate Abaloparatide-SC (subcutaneous) and submit an NDA/MAA in mid-2015,” said Robert Ward, President and Chief Executive Officer of Radius Health. “Our Phase 3 study (ACTIVE) evaluating Abaloparatide-SC, a novel synthetic peptide analog or PTHrP for the reduction of fractures in osteoporosis is nearing completion, and we anticipate the top-line fracture data to read-out in late December 2014.”

Recent Corporate Highlights

Initial Public Offering

In June 2014, Radius completed an initial public offering of 6,500,000 shares and closed on an additional 512,744 shares upon the exercise of a portion of the over-allotment option.  As a result, Radius received aggregate proceeds, net of underwriting discounts, commissions and offering costs of approximately $50.2 million.

Abaloparatide-SC

Radius is currently on track to announce the top-line 18-month fracture data from its Phase 3 clinical study of Abaloparatide-SC at the end of the fourth quarter of 2014 and projects the last patient visit to take place by November 2014.

In June 2014, the company presented three abstracts for Abaloparatide-SC at the joint meeting of the International Society of Endocrinology and the US Endocrine Society (ICE/ENDO 2014) in Chicago, Illinois, June 21-24, 2014. These included presentations of clinical data on the consistency of bone mineral density (“BMD”) increases with Abaloparatide-SC in two Phase 2 clinical studies, the efficacy of Abaloparatide-TD (transdermal) in a Phase 2 clinical study, and nonclinical data related to the differential PTH receptor conformation binding selectivity of abaloparatide compared to PTH and PTHrP.

In anticipation of an expected commercial launch of Abaloparatide-SC globally in 2016, Radius has recently completed market research among high-prescribers in the osteoporosis treatment market which confirmed that increases in BMD and safety are of high importance when these physicians make a choice of which injectable biologic or peptide to prescribe.  Radius’ research found that prescribers would find a new agent with faster and greater BMD increases at all sites to be highly desirable. Radius expects that the worldwide injectable osteoporosis treatment market will grow to be $2.5 billion or greater by 2016 when it expects to launch Abaloparatide-SC globally.  Radius is currently exploring collaboration opportunities with companies that can help it accelerate the launch of this potential best in disease therapeutic around the world.

RAD1901

In June 2014, Radius initiated a Phase 1 maximum tolerated dose (“MTD”) study in healthy volunteers for another key pipeline asset, RAD1901, a selective estrogen receptor degrader (“SERD”), for the treatment of metastatic breast cancer, including breast cancer brain metastases.  The study is designed to evaluate the tolerability, safety and pharmacokinetics of RAD1901, and also use 18F-fluroestradiol positron emission tomography to provide a pharmacodynamic assessment of estrogen receptor turnover following RAD1901 treatment. Levels of RAD1901 in cerebrospinal fluid samples taken from the study subjects will be measured to confirm that RAD1901 has crossed the blood brain barrier. Radius believes there is a significant therapeutic opportunity for RAD1901 as it may offer the following advantages over the current standard of care for patients with metastatic breast cancer:

•                  ability to penetrate the blood-brain barrier;

•                  oral administration; and

•                  treatment of hormone driven, or hormone resistant, metastatic breast cancers.

Anticipated Upcoming Milestones

•                  Abaloparatide-SC

•                  Report of top-line fracture data from Abaloparatide-SC Phase 3 clinical study in late December 2014.

•                  Submit a New Drug Application/NDA and a European Marketing Authorization Application/MAA for Abaloparatide-SC in mid-2015.

•                  RAD1901

•                  Initiate a Phase 1 clinical study of RAD1901 in metastatic breast cancer in late 2014.

•                  Report results of MTD study of RAD1901.

•                  Presentations

•                  American Society of Bone and Mineral Research 2014 annual meeting in September 2014.

•                  Canaccord Annual Growth Conference (August 2014), BioCentury Annual NewsMakers Conference (September 2014), BIO Investor Forum (October 2014) and Jefferies 2014 Global Healthcare Conference (November 2014).

Second Quarter 2014 Financial Results

For the three months ended June 30, 2014, Radius reported a net loss of $12.6 million, or $2.22 per share, as compared to a net loss of $19.5 million, or $62.59 per share for the same period in 2013.  The net loss per share calculation for the three months ended June 30, 2014 includes the weighted average impact of Radius’ convertible preferred stock converting into common stock upon the completion of its initial public offering in June 2014.  The decrease in net loss for the 2014 period was primarily due to a decrease in research and development expenses.

Research and development expenses for the three months ended June 30, 2014 were $10.6 million, compared to $16.2 million for the same period in 2013. The decrease for the 2014 period was primarily attributable to a decrease in the costs associated with the Abaloparatide-SC Phase 3 clinical trial as it nears completion, and a decrease in the costs incurred for the development of Abaloparatide-TD, for which a Phase 2 clinical trial was completed in September 2013.  These reductions in cost were partially offset by an increase in the costs associated with the advancement of RAD1901.

As of June 30, 2014, Radius had $79.0 million in cash, cash equivalents and marketable securities, compared to $12.3 million on December 31, 2013. On June 11, 2014, Radius achieved an important milestone with the completion of its initial public offering. Radius sold 6,500,000 shares of common stock at a price of $8.00 per share and began trading on the NASDAQ Global Market on June 6, 2014. On June 18, 2014 and June 25, 2014, the underwriters purchased an additional 512,744 shares in the aggregate by exercising a portion of the over-allotment option granted to them in connection with the initial public offering.  As a result of the closing of the initial public offering and subsequent exercise of the over-allotment option, Radius received aggregate proceeds, net of underwriting discounts, commissions and offering costs, of approximately $50.2 million.

Conference Call and Webcast

Radius will host a conference call today at 8:30 a.m. ET to discuss its results for the quarter ended June 30, 2014 and to provide a corporate update.

The live call may be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A live webcast of the conference call will be available online from the investor section of Radius’ website at www.radiuspharm.com and will be available for replay following the call for 30 days. The full text of the announcement and financial results will also be available on Radius’ website.

About Radius Health

Radius is a science-driven biopharmaceutical company developing novel differentiated therapeutics for patients with advanced osteoporosis as well as other serious endocrine-mediated diseases. Radius’ lead development candidate is abaloparatide (BA058) for subcutaneous injection, currently in Phase 3 development for the reduction of fracture risk in postmenopausal women with severe osteoporosis. The Radius clinical portfolio also includes an abaloparatide transdermal patch for osteoporosis and RAD1901 for hormone driven, or hormone resistant, metastatic breast cancer, including breast cancer brain metastases. www.radiuspharm.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our expectation that the earnings from our initial public offering will be sufficient to complete the development of Abaloparatide-SC, our expectation to commercially launch Abaloparatide-SC globally in 2016, the expected worldwide market opportunity for Abaloparatide-SC, potential collaborations to help launch Abaloparatide-SC, the potential for Abaloparatide-SC to be best in class, expectations regarding the advantages and opportunities for RAD1901, expectations regarding clinical trials, the progress of Abaloparatide-SC and RAD1901 in the regulatory process with the U.S. Food and Drug Administration and upcoming events and presentations.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we have no product revenues; our need for additional funding, which may not be available; we are not currently profitable and may never become profitable; restrictions imposed on our business by our credit facility, and risks related to default on our obligations under our credit facility; risks related to raising additional capital; our limited operating history; quarterly fluctuation in our financial results; our dependence on the success of Abaloparatide-SC, and our inability to ensure that Abaloparatide-SC will obtain regulatory approval or be successfully commercialized; risks related to clinical trials, including having most of our products in early stage clinical trials and uncertainty that results will support our product candidate claims; the risk that adverse side effects will be identified during the development of our product candidates; product candidates for which we obtain marketing approval, if any, could be subject to restrictions or withdrawal from the market and we may be subject to penalties; failure to achieve market acceptance of our product candidates; risks related to the use of our limited resources on particular product candidates and not others; delays in enrollment of patients in our clinical trials, which could delay or prevent regulatory approvals; the dependence of our drug development program upon third-parties who are outside our control; the risk that a regulatory or government official will determine that third-parties with a financial interest in the outcome of the Phase 3 study of Abaloparatide-SC affected the reliability of the data from the study; our reliance on third parties to formulate and manufacture our product candidates; failure to establish additional collaborations; our lack of experience selling, marketing and distributing products and our lack of internal capability to do so; failure to compete successfully against other drug companies; developments by competitors may render our products or technologies obsolete or non-competitive; risks related to the fact that our drugs may sell for inadequate prices or patients may be unable to obtain adequate reimbursement; effects of product liability lawsuits on commercialization of our products; failure to comply with obligations of our intellectual property licenses; failure to protect our intellectual property or failure to secure necessary intellectual property related to Abaloparatide-SC, Abaloparatide-TD, RAD1901 and/or RAD140; our or our licensors’ inability to obtain and maintain patent protection for technology and products; risks related to our compliance with patent application requirements; failure to protect the confidentiality of our trade secrets; risks related to our infringement of third parties’ rights; risks associated with intellectual property litigation, including expending substantial resources and distracting personnel from their normal responsibilities; risks related to employees’ disclosure of former employers’ trade secrets; risks associated with healthcare reform; our failure to comply with healthcare laws and regulations; our exposure to claims associated with the use of hazardous materials and chemicals; inability to successfully manage our growth; risks relating to business combinations and acquisitions; our reliance on key executive officers and advisors; our inability to hire additional qualified personnel; volatility in the price of our common stock; capital appreciation is the only source of gain for our common stock; risks related to increased costs and compliance initiatives associated with operating as a public company; our directors, executive officers and principal stockholders have substantial control over us and could delay or prevent a change in control; future sales of our common stock could depress the price of our common stock; inaccurate or unfavorable information about us could cause the price of our common stock to decline; provisions in our charter documents and Delaware law could discourage takeover attempts; and our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.  These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on August 12, 2014, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

CONTACT:	Investor Relations

Barbara Ryan

FTI Consulting

Managing Director

212-850-5679

Barbara.Ryan@fticonsulting.com

Media Relations

Kimberly Ha

FTI Consulting

Senior Director

212-850-5612

Kimberly.Ha@fticonsulting.com

Condensed Balance Sheets

(Amounts in thousands)

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,371	$12,303
Marketable securities	30,650	—
Prepaid expenses and other current assets	1,797	334
Total current assets	80,818	12,637
Property and equipment, net	70	76
Other assets	242	45
Total assets	$81,130	$12,758

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,188	$300
Accrued expenses and other current liabilities	19,895	22,007
Current portion of note payable, net of discount	—	13,005
Total current liabilities	21,083	35,312

Note payable, net of current portion and discount	20,299	—
Warrant liability	—	1,945
Convertible preferred stock		252,802
Common stock, $.0001 par value; 200,000,000 shares and 100,000,000 authorized, 29,726,194 shares and 385,664 issued and outstanding at June 30, 2014 and December 31, 2013, respectively	3	—
Additional paid-in-capital	348,600	—
Accumulated other comprehensive income	1
Accumulated deficit	(308,856)	(277,301)
Total stockholders’ equity (deficit)	39,748	(277,301)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$81,130	$12,758

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
OPERATING EXPENSES:
Research and development	$10,618	$16,240	$20,335	$33,527
General and administrative	3,070	1,444	5,209	3,022
Loss from operations	(13,688)	(17,684)	(25,544)	(36,549)
OTHER (EXPENSE) INCOME:
Other income (expense) , net	1,727	(1,184)	(506)	10,072
Loss on retirement of note payable	(203)	—	(203)	—
Interest income	5	14	7	16
Interest expense	(450)	(658)	(851)	(1,356)
NET LOSS	$(12,609)	$(19,512)	$(27,097)	$(27,817)
OTHER COMPREHENSIVE LOSS, NET OF TAX:
Unrealized gain from marketable securities	1	3	1	3
COMPREHENSIVE LOSS	$(12,608)	$(19,509)	$(27,096)	$(27,814)
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS - BASIC AND DILUTED:	$(16,640)	$(23,880)	$(36,097)	$(35,767)
LOSS PER SHARE:
Basic	$(2.22)	$(62.59)	$(9.11)	$(93.89)
Diluted	$(2.22)	$(62.59)	$(9.11)	$(93.89)

WEIGHTED AVERAGE SHARES:
Basic	7,500,148	381,525	3,962,559	380,942
Diluted	7,500,148	381,525	3,962,559	380,942